As filed with the Securities and Exchange Commission on September 18, 1998


                                                 Registration No. 33-094396
===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  BENIHANA INC.
               (Exact Name of Issuer as specified in its Charter)

    Delaware                                        65-0538630
(State of other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

                8685 Northwest 53rd Terrace, Miami, Florida 33166
               (Address of Principal Executive Offices) (Zip Code)


                        1994 EMPLOYEES' STOCK OPTION PLAN
                          DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plans)



                           Joel A. Schwartz, President
                                  Benihana Inc.
                8685 Northwest 53rd Terrace, Miami, Florida 33166
                    (Name and Address for Agent for Service)

                                                        (305) 593-0770
          (Telephone Number, including area code, of agent for service)


                                   Copies to:
                           Herschel S. Weinstein, Esq.
                   Dornbush Mensch Mandelstam & Schaeffer, LLP
                      747 Third Avenue, New York, NY 10017
                                 (212) 759-3300

                  This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 33-094396 (the "Registration Statement") of Benihana Inc. (the "Company") is being filed for the purpose of deregistering 65,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), issuable under its Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan was amended (such amendment being approved by the Company's stockholders at their Annual Meeting held August 27,
1998) to reduce the number of shares of Common Stock for which options may be granted under the Directors' Plan from 100,000 shares to 35,000 shares.

                                PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.         Exhibits.

Exhibit No.                              Exhibit

10.03     -     The Company's Amended and Restated Directors' Stock Option Plan.
                (Incorporated herein by reference to Exhibit B to the Company's
                Proxy Statement for its Annual Meeting held August 27, 1998.)


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Company certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 33-094396, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the __th day of September, 1998.


                                         BENIHANA INC.


                                 By:     /s/ Joel A. Schwartz
                                         ------------------------------
                                         Joel A. Schwartz, President





                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 33-094396, has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE               TITLE                          DATE
   ---------               -----                          ----

PRINCIPAL EXECUTIVE
OFFICER:



/s/ Joel A. Schwartz*      President, Chief Executive     September 17, 1998
----------------------     Officer and Director
Joel A. Schwartz

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:



/s/ Michael R. Burris*      Vice President-Finance        September 17, 1998
------------------------
    Michael R. Burris



DIRECTORS:



/s/ Taka Yoshimoto*         Executive Vice President      September 17, 1998
------------------------    -Operations and Director
    Taka Yoshimoto



/s/ Robert B. Greenberg*    Director                      September 17, 1998
-------------------------
    Robert B. Greenberg



/s/ Norman Becker           Director                      September 17, 1998
-------------------------
    Norman Becker



/s/ John E. Abdo*           Director                      September 17, 1998
--------------------------
    John E. Abdo



/s/ Darwin C. Dornbush      Director                      September 17, 1998
--------------------------
 Darwin C. Dornbush



* By:



/s/ Joel A. Schwartz
----------------------------------
Joel A. Schwartz, Attorney-in-Fact


                                     II - 2

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